UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 29, 2017

Dolphin Entertainment, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

Dolphin Digital Media, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 29, 2017, Dolphin Entertainment, Inc., formerly Dolphin Digital Media, Inc., (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the shareholders voted on (i) the election of seven director nominees (Proposal 1); (ii) the approval of the Company’s 2017 Equity Incentive Plan (Proposal 2); (iii) the approval of the Company’s Second Amended and Restated Articles of Incorporation (Proposal 3); and (iv) the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year (Proposal 4).  The results of the votes are set forth below:

Proposal 1

The shareholders voted in favor of the election of the following director nominees to serve until the 2018 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Vote
William O’Dowd, IV	9,975,840	4,105	—
Michael Espensen	9,963,285	16,660	—
Nelson Famadas	9,967,285	12,660	—
Allan Mayer	9,975,835	4,110	—
Mirta A. Negrini	9,963,290	16,655	—
Justo Pozo	9,979,835	110	—
Nicholas Stanham, Esq.	9,963,285	16,660	—

Proposal 2

 The shareholders approved the Company’s 2017 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
9,938,340	4,105	37,500	—

Proposal 3

The shareholders approved the Company’s Second Amended and Restated Articles of Incorporation.

For	Against	Abstain	Broker Non-Vote
9,966,935	105	37,500	—

Proposal 4

The shareholders approved the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

For	Against	Abstain	Broker Non-Vote
10,004,435	105	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: July 6, 2017	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer